GENCAP

August 14, 2007

CONFIDENTIAL

Don Vanderbrook
Chief Operating Officer

Hydrogen Engine Center
2502 E. Poplar Street
Algona, Iowa 50511

Don:

The purpose of this letter agreement (the "Agreement") is to set forth the terms of the engagement by Hydrogen Engine Center ("Hydrogen Engine" or the "Company") of GenCap Solutions, LP ("GenCap"). During the Term (defined below), GenCap will act as financial advisor to the Company and assist the Company with respect to the proposed private placement of Hydrogen Engine's equity-related securities (the "Private Placement") with potential investors ("Potential Investors").

1. ***Engagement.*** The Company hereby engages GenCap to render financial advisory services to the Company concerning:

   (i) **The Private Placement of Hydrogen Engine's equity-related securities (the "Securities").** It is currently contemplated that the Private Placement will be structured as an offering of Hydrogen Engine's equity-related securities. The final terms of the Private Placement, however, will be negotiated between the Company and the investors who purchase the Securities in the Private Placement. GenCap hereby accepts such engagement on a "reasonable efforts" basis upon the terms and conditions set forth herein. This Agreement shall not give rise to any commitment by GenCap to purchase any of the Securities, and GenCap shall have no authority to bind the Company.

2. ***Term.*** The term of this Agreement shall run for six months from the date of this letter, and may be extended by mutual consent of the parties, subject to the provisions of Section 7 (the "Term").

3. ***Services.*** In undertaking this assignment, GenCap will provide the following services to the Company, subject to the provisions of Sections 4 and 7:

   (a) familiarize itself, to the extent it deems feasible and appropriate, with the historical and projected business and financial performance of the Company;

   (b) advise on the formulation of a strategy, the development of procedures and timetables for marketing Hydrogen Engine to the Potential Investors;

   (c) prepare, with the assistance of the Company, a management presentation or executive summary describing Hydrogen Engine;

[illegible] N. Harwood • Suite 410 • Dallas, Texas 75201 • [illegible] fax

(d) coordinate due diligence investigations of the Company by the Potential Investors; and

(e) assist Hydrogen Engine in the evaluation of proposals from the Potential Investors regarding the Private Placement, formulation of negotiation strategies, and negotiation of all matters.

4. ***Certain Agreements of the Company.*** The Company:

(a) agrees to make available to GenCap all information concerning the business, assets, operations and financial condition of the Company, which GenCap reasonably requests in connection with the performance of its obligations hereunder. Hydrogen Engine shall make members of management and other employees available to GenCap for purposes of satisfying GenCap's due diligence requirements and consummating the Private Placement and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Private Placement. Hydrogen Engine shall also provide GenCap quarterly financial updates during the Term and shall inform GenCap of any material events or developments concerning prospective material events that may come to the attention of Hydrogen Engine at any point during the Term. To the best of the Company's knowledge, none of the information provided to GenCap shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. GenCap will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Company;

(b) agrees that the management presentation, executive summary and all other information provided to Potential Investors, in the aggregate, to the best of the Company's knowledge, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) agrees and understands that this Agreement and the services set forth in Section 3 above in no way constitute a guarantee that the Private Placement will be successful. Management acknowledges that the Company is ultimately responsible for the successful completion of the Private Placement.

5. ***Fees.*** In consideration for the services provided by GenCap, the Company hereby agrees to pay GenCap the following:

The Private Placement. In connection with the proposed Private Placement of Hydrogen Engine's equity-related Securities, the Company hereby agrees to pay GenCap (the "Advisory Fee") the amount of 7.0% of the gross proceeds raised from any Potential Investors contacted by GenCap during the Term if either (i) the Private Placement is consummated, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into which subsequently results in a private offering of equity securities of Hydrogen Engine being consummated. The Advisory Fee shall be paid in its entirety to GenCap at the closing of the Private Placement.

If any of the Potential Investors who were contacted by GenCap in the original Private Placement process, or who participated in the original Private Placement (as outlined in this letter Agreement), make an equity-related investment(s), or an additional equity-related investment(s), in the Company within 12 months from the closing date of the original Private Placement, GenCap shall be paid an Advisory Fee, or an additional Advisory Fee (in the event of an additional investment) from said Potential Investors.

Warrants. The Company agrees to grant to GenCap, concurrently with the successful completion of this Offering, Common Stock Purchase Warrants ("Warrants") covering shares of Common Stock equal to five percent (5%) of the total equity of Securities actually sold in the placement. (By way of example, if the Company were to sell a total of 1,000 shares of common stock at $2.00 per share, GenCap would be entitled to receive a warrant to purchase 50 shares at $2.00 per share.) All shares of Common Stock issuable upon the exercise of such Warrants will be issuable out of the authorized unissued shares of Common Stock of the Company. Such Warrants will have terms that are commensurate with the Securities sold in this offering. For example, if the structure of the contemplated offering is a convertible debenture with a three year term, GenCap's Warrants shall also have a three year term. The Warrants will be non-transferable except to (i) successors to GenCap in merger or consolidation; (ii) purchasers of substantially all of GenCap's assets; (iii) officers, directors, employees, or agents of GenCap; and (iv) shareholders of GenCap or shareholders or partners of its transferees in the event of liquidation or dissolution. The Warrants will contain provisions which require, under certain circumstances, the Company to grant registration rights in the event a public offering of common stock is filed with the Securities and Exchange Commission (the "SEC"), subject to customary restrictions and conditions. The exercise price of the Warrants is equal to one hundred percent (100%) of the effective price of the Common Stock underlying the Securities sold by this Offering. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants will be subject to reasonable and customary adjustment in order to protect the holders thereof against dilution in certain events.

6. ***Expenses.*** In addition to any fees that may be payable hereunder and regardless of whether any proposed transaction is consummated, the Company hereby agrees to reimburse GenCap for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services described herein up to a maximum of $15,000 (including reasonable fees and disbursements of GenCap's legal counsel).

7. ***Termination.*** This Agreement may be terminated on either the Company's or GenCap's written request with 30 days notice, provided that such termination shall not affect the indemnification obligations of the Company, or the right of GenCap to receive any fees payable hereunder, any fees which have accrued prior to such termination, or the right of GenCap to receive reimbursement for its out-of-pocket expenses described above. It is expressly understood that neither GenCap nor the Company shall have any continuing obligation or liability to one another under this Agreement upon termination hereof, except in respect of the matters specifically referenced in this Section 7.

8. ***Disclosure.*** The Company agrees that, except as required by applicable law, any advice to be provided by GenCap under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of GenCap, which approval shall not be unreasonably withheld.

9. ***Complete Agreement.*** This Agreement incorporates the entire agreement of the parties with respect to the subject matter of this Agreement, and may not be amended or modified except in writing. The Company acknowledges and understands that this Agreement shall be binding upon any successors or assigns of the Company.

10. ***Miscellaneous, Amendments, Arbitration.*** The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. The Company is a sophisticated business enterprise that has retained GenCap for the limited purpose set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary or other non-contractual obligations on the other by virtue of the engagement contemplated by this Agreement. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions thereof.

11. ***Indemnification.*** Recognizing that transactions of the type contemplated in this Agreement sometimes result in litigation and that GenCap's role is advisory, the Company agrees to indemnify and hold harmless GenCap, its partners, employees, directors, officers, consultants, agents, affiliates and persons deemed to be in control of GenCap within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties" and individually an "Indemnified Party"), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of any transaction, proposal or any other matter contemplated by the engagement of GenCap under this Agreement (the "Matters"). The Company also agrees that neither GenCap nor any other Indemnified Party shall have any liability to the Company or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of any Matters. The Company will promptly reimburse any Indemnified Party for all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter, or any action or proceeding arising therefrom.

    The Company may assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel and experts reasonably satisfactory to GenCap and the payment of the fees and expenses of such counsel and experts, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel or expert retained by any Indemnified Party in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Party shall have the right to participate in such litigation or proceeding and to retain its own counsel and experts, but the fees and expenses of such counsel and experts shall be at the expense of such Indemnified Party unless (i) the Company and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or experts, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to GenCap in such litigation or proceeding, or (iii) the named

parties to any such litigation or proceeding include the Company and such Indemnified Party and representation of the Company and any Indemnified Party by the same counsel or experts would, in the reasonable opinion of GenCap, be inappropriate due to actual or potential differing interests between the Company and any such Indemnified Party.

The Company shall not, without the prior written consent of GenCap, settle any litigation relating to this Agreement or any Matter unless such settlement includes an express, complete and unconditional release of GenCap and its affiliates (and their respective control persons, partners, directors, officers, employees, consultants and agents) with respect to all claims asserted against any Indemnified Party in such litigation such release to be set forth in an instrument signed by all parties to such settlement.

Notwithstanding any provision herein to the contrary, the Company shall not be liable hereunder for indemnification to an Indemnified Party, and the Indemnified Party shall not be exculpated, in respect of any claims, damages, losses, liabilities or expenses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In no event, regardless of the legal theory advanced, shall any Indemnified Party be liable for any consequential, indirect, incidental or special damages of any nature.

The Company agrees that the exculpation, indemnification and reimbursement commitments set forth herein shall apply whether or not such Indemnified Party is a formal party to any such claim, action or proceeding. The Company agrees that if any exculpation, indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold any Indemnified Party harmless as and to the extent contemplated hereby, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, losses, expenses and liabilities in such proportion as is appropriate (i) to reflect the relative benefits to the Company and its securityholders on the one hand, and GenCap on the other hand, in connection with the transaction to which such exculpation, indemnification or reimbursement relates or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Party, respectively, and the Company as well as any other relevant equitable considerations. The Company and GenCap agree that it would not be just and equitable if the contribution provided for herein were determined by pro rata allocation or any other method which does not take into account the equitable considerations referred to above. It is hereby agreed that the relative benefits to the Company, on the one hand, and GenCap, on the other hand, with respect to this engagement shall be deemed to be in the same proportion as the fee paid to GenCap in connection with such engagement. In no event shall GenCap contribute in excess of the fees actually received by GenCap pursuant to the terms of this Agreement.

The exculpation, indemnity, reimbursement and contribution obligations of the Company shall survive the termination of this Agreement, shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The exculpation, indemnity, reimbursement and contribution provided herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act or 1934, as amended) any party

hereto.

12. ***Representations and Indemnification of GenCap.*** GenCap represents that in connection with the offering that no form of general solicitation or general advertising was or will be used by it or its representatives, including but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. GenCap has not offered or sold and will not arrange for the offer or sale of any securities of the Company except to those GenCap reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D). GenCap is a broker-dealer properly registered or licensed under applicable federal securities laws and regulations and under the securities laws and regulations of the states in which the securities of the Company will be offered or sold by it under this Agreement and it shall maintain such registration and/or license in full force and effect at all times hereunder.

Notwithstanding anything contained in this engagement letter to the contrary, GenCap shall be liable for any action or inaction on its part due to its gross negligence, willful misconduct or fraud.

Please confirm that the foregoing is in accordance with our understandings and agreements by signing and returning to GenCap the duplicate of this letter enclosed herewith.

Very truly yours,

GenCap Solutions, LP

By:____________________
Brad D. Nelson
Managing Director

Accepted and Agreed to:
Hydrogen Engine Center

By:____________________
Don Vanderbrook
Chief Operating Officer